UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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LION BIOTECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

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21900 Burbank Boulevard, Third Floor
Woodland Hills, California 91367
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Monday, November 3, 2014

Dear Stockholders of Lion Biotechnologies, Inc.:

The 2014 annual meeting of stockholders (the “Annual Meeting”) of Lion Biotechnologies, Inc., a Nevada corporation, will be held on Monday, November 3, 2014 at 9:00 a.m. Pacific Time, at the company’s executive offices located at 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367, for the following purposes, as more fully described in the accompanying proxy statement:

1.           To elect four directors to serve until the 2015 Annual Meeting of Stockholders ;

2.           To approve the adoption of our 2014 Equity Incentive Plan;

3.           To approve, by non-binding advisory vote, the compensation of our named executive officers;

4.           To recommend, by non-binding advisory vote, the frequency of future votes on the compensation of our named executive officers;

5.           To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for our fiscal year ending December 31, 2014; and

6.           To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on September 8, 2014 as the record date for the Annual Meeting. Only stockholders of record on September 8, 2014 are entitled to notice of and to vote at the Annual Meeting.  Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

This proxy statement and our annual report can be accessed directly at the following Internet address: https://materials.proxyvote.com/53619R.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Lion Biotechnologies, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors

Manish Singh
Chief Executive Officer and Chairman
September 23, 2014

PROXY STATEMENT
FOR 2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Monday November 3, 2014

This proxy statement and the enclosed form of proxy are furnished by Lion Biotechnologies, Inc., a Nevada corporation (“we.” “our” or the “Company”), in connection with the solicitation of proxies by our board of directors for use at the 2014 annual meeting of our stockholders, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Monday November 3, 2014 at 9:00 a.m. Pacific Time, at our executive offices located at 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367.  The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about September 23, 2014 to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: This proxy statement, the accompanying proxy card or voting instruction card and our 2013 Annual Report on Form 10-K are also available at https://materials.proxyvote.com/53619R.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR
ANNUAL MEETING

What matters am I voting on?

You will be voting on:

•	To elect four directors to serve until the 2015 Annual Meeting of Stockholders;

•	To approve the adoption of our 2014 Equity Incentive Plan;

•	To recommend, by non-binding advisory vote, the frequency of future votes on the compensation of our named executive officers;

•	To approve, by non-binding advisory vote, the compensation of our named executive officers;

•	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for our fiscal year ending December 31, 2014; and

•	Any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•	Proposal 1 - “FOR” election of the directors named in this proxy statement;

•	Proposal 2 - “FOR” the adoption of our 2014 Equity Incentive Plan;
•	Proposal 3 - “FOR” a three-year frequency of the advisory votes on the compensation of our named executive officers.

•	Proposal 4 - “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

•	Proposal 5 - “FOR” the ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for our fiscal year ending December 31, 2014.

Who is entitled to vote?

Holders of our common stock as of the close of business on September 8, 2014, the record date, may vote at the Annual Meeting.  As of the record date, there were 27,229,351 shares of our common stock outstanding.  In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.  On the record date, 5,994 shares of our Series A Convertible Preferred Stock (the “Series A Preferred”) were outstanding.  However, except as otherwise required by law, the holders of shares of Series A Preferred do not have the right to vote on matters that come before the stockholders.  Accordingly, the holders of the Series A Preferred do not have the right to vote at the Annual Meeting.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders.  If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

With regard to the election of directors, the four nominees receiving the greatest number of votes cast will be elected provided a quorum is present. On each matter properly presented and submitted to a vote at the Annual Meeting, each share will have one vote for shares represented at the Annual Meeting (in person or by proxy) and entitled to vote. Shares represented by proxies that reflect abstentions or broker non-votes (that is, shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting.  If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon.  If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by our Board of Directors.  Assuming that a quorum is present, the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote will be required to (w) approve the adoption of our 2014 Equity Incentive Plan, (x) approve, on an advisory basis, the frequency of our advisory votes on the executive compensation for our named executive officers, (y) approve, on an advisory basis, our executive compensation for our named executive officers, and (z) ratify the appointment of the independent registered public accounting firm.

As a result of changes made by the Dodd-Frank Wall Street Reform and Consumer Protection Act to the regulation of brokers under certain self-regulatory organizations such as the New York Stock Exchange (“NYSE”) and NASDAQ Stock Market LLC (“Nasdaq"), brokers are not permitted to vote on the election of directors or on the advisory proposal on executive compensation without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, your vote is especially important this year.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Nevada law. The presence, in person or by proxy, of 10% of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. on November 2, 2014 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by written ballot at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the Corporate Secretary, in writing, at Lion Biotechnologies, Inc., 21900 Burbank Boulevard, Third Floor, Woodland Hills, California 91367; or

•	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Manish Singh and Michael Handelman have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about September 23, 2014 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Weinberg & Company. Your broker will not have discretion to vote on the election of directors or any of the proposals, which are “non-routine” matters absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Lion Biotechnologies, Inc.
Attention: Corporate Secretary
21900 Burbank Boulevard, Third Floor,
Woodland Hills, California 91367

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2015 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than April 23, 2015. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Lion Biotechnologies, Inc.
Attention: Corporate Secretary
21900 Burbank Boulevard, Third Floor,
Woodland Hills, California 91367

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The following is information concerning the nominees for election as directors. We believe that each nominee will be able to serve as a director. In the event that a nominee is unable to serve, the proxy holder will vote the proxies for such other nominee as he may determine. Each nominee currently serves as a director of the Company. The term of office of each director will expire at next year’s annual meeting of stockholders.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Manish Singh, Merrill A. McPeak, Sanford J. Hillsberg, and Jay Venkatesan as nominees for election as directors at the Annual Meeting.  For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance” below.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Messrs. Singh, McPeak, Hillsberg and Venkatesan. We expect that Messrs. Singh, McPeak, Hillsberg, and Venkatesan will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of four members.  The following table sets forth the names, ages as of September 1, 2014, and certain other information for each of the directors of which all their terms are expiring at the annual meeting and who are also nominees for election as a director at the annual meeting.

Directors with Terms expiring at the Annual Meeting/Nominees	Class	Age	Position	Director Since

Manish Singh		46	Chairman of the Board and Chief Executive Officer	2013
Merrill A. McPeak(2)(3)		78	Director	2011
Sanford J. Hillsberg(1)(2)		65	Director	2013
Jay Venkatesan(1)(3)		41	Director	2013

(1)           Member of our Compensation Committee
(2)           Member of our Nominating and Corporate Governance Committee
(3)           Member of our Audit Committee

Nominees for Director

Manish Singh.  Dr. Singh has served as our Chief Executive Officer and Chairman of the Board since his appointment on July 24, 2013.  Dr. Singh also served as our President from July 2013 until August 2014.  Dr. Singh is a founder and principal of Lion Biotechnologies, Inc., the Delaware Company that we acquired in July 2013.  Prior to founding Lion Delaware, Dr. Singh served as the President, Chief Executive Officer and as a Director of ImmunoCellular Therapeutics, Ltd from February 2008 to August 2012. Dr. Singh served as a Director at California Technology Ventures, a venture capital firm from June 2003 to December 2007. He managed investments made by that venture capital firm in a number of medical device and biotechnology companies and served as a board director or board observer for several of the firm’s portfolio companies. From October 1995 to June 2003, he held various management and scientific positions with Odysseus Solutions, Cell Genesys, Chiron Corporation and Genetic Therapy, Inc. Dr. Singh has an MBA from UCLA, a Ph.D. in Chemical and Biochemical Engineering from the University of Maryland Baltimore County, an M.S. in Chemical Engineering from Worcester Polytechnic Institute and a B.S. in Chemical Engineering from the Indian Institute of Technology, Roorkee.

Merrill A. McPeak. General (Ret.) McPeak has served as a member of our Board of Directors since July 2011.  In addition, General McPeak served as our interim Chief Executive Officer from January 14, 2013 until July 24, 2013.  General McPeak currently is the President of McPeak and Associates, a consulting firm that he founded in 1995. He has previously served as a director of several public companies, including Tektronix, Inc., Trans World Airlines, Inc., and ECC International Corp., where he was for many years the chairman of the Board. General McPeak has served as a director of DGT Holdings, Corp., a real estate business, since April 2005, of Research Solutions, Inc., a company engaged in developing systems to reuse published content, since November 2010, and of GenCorp, an aerospace and defense contractor, since March 2013. He was Chairman of the Board of Coast Plating, Inc., a privately held turnkey provider of metal processing and metal finishing services, from January 2009 until the company was acquired by Trive Capital and renamed Valence Surface Technologies, now the country’s largest independently owned aerospace and defense metal processing company. He continues to be a Director of the company.  He helped found, and from December 2003 to February 2012 was Chairman of the Board of EthicsPoint, Inc., a provider of risk management and compliance software-as-a-service that was acquired in 2012 and restyled Navex Global. General McPeak remains a member of the board of directors of Navex Global. In 2010, General McPeak was a director of Point Blank Solutions, Inc., a former public company that on April 14, 2010 filed a voluntary petition for relief under Chapter 11 of the United States Code in the U.S. Bankruptcy Court for the District of Delaware.

From 1990 until his retirement from active military service in late-1994, General McPeak was Chief of Staff of the United States Air Force. As a member of the Joint Chiefs of Staff, General McPeak was a military advisor to the Secretary of Defense and the President of the United States. General McPeak received a Bachelor of Arts degree in economics from San Diego State College and a Master of Science degree in international relations from George Washington University, and is a member of the Council on Foreign Relations.  Since July 2010, General McPeak has been Chairman of the American Battlefield Monuments Commission.

Sanford J. Hillsberg.  Mr. Hillsberg joined the Board of Directors on September 3, 2013.  Mr. Hillsberg has been an attorney with TroyGould PC since 1976 and is a member of the firm’s Management Committee.  Mr. Hillsberg has served as the Chairman of the Board of Directors of Galena Biopharma, Inc., a publicly-held biopharmaceutical company focused on developing oncology treatments, since 2007.  Mr. Hillsberg was a founder and until December 2007, served as a director and Secretary of ImmunoCellular Therapeutics, Ltd., a publicly-held clinical-stage biotechnology company focused on developing immune-based therapies to treat cancer, and its predecessor company since February 2004.  Mr. Hillsberg served as a director and Secretary of Duska Therapeutics, Inc., a publicly-held biopharmaceutical company, and its predecessor company from 1999 until January 2006. He previously served as a director and Vice President of Medco Research, Inc., a then publicly-held pharmaceutical company. Mr. Hillsberg is a member of the Board of Governors of Cedars-Sinai Medical Center and has also previously served as a Commissioner of the Quality and Productivity Commission of the City of Los Angeles. Mr. Hillsberg holds a B.A. degree from the University of Pennsylvania and a J.D. degree from Harvard Law School.

Jay Venkatesan, M.D.  Dr. Venkatesan joined the Board of Directors on September 3, 2013.  Dr. Venkatesan currently is the Managing Member and the Portfolio Manager of Ayer Capital Management LP, a position that he has held since founding that dedicated health care investment fund in 2008.  Prior to founding Ayer Capital, Dr. Venkatesan was a Director at Brookside Capital Partners, the $9.8 billion hedge fund group affiliated with Bain Capital.  Prior to joining Brookside, Dr. Venkatesan was the founder and CEO of Varro Technologies, a knowledge management software company focused on the life sciences.  Previously, he was involved in healthcare venture investing at Patricof & Co. Ventures and in consulting at McKinsey & Company.  Dr. Venkatesan received his M.D. from the University of Pennsylvania School of Medicine and his MBA from the Wharton School of the University of Pennsylvania.  He received his B.A., magna cum laude, from Williams College, where he was elected to Phi Beta Kappa.

Meetings of the Board of Directors

The property, affairs and business of Lion Biotechnologies, Inc. are conducted under the supervision and management of our Board of Directors, as called for under the laws of Nevada and our Bylaws.  Pursuant to our Bylaws, our Board of Directors may establish committees of one or more directors from time-to-time, as it deems appropriate. Our common stock is quoted on the OTCQB under the symbol “LBIO.” The OTCQB does not require us to establish or maintain an audit, nominating or compensation committee.  Nevertheless, our Board of Directors does maintain an audit, nominating and compensation committee, as described below.

The OTCQB electronic trading platform does not maintain any standards regarding the “independence” of the directors on the Company’s Board of Directors, and we are not otherwise subject to the requirements of any national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent.

In the absence of such requirements, we have elected to use the definition for “director independence” under the NASDAQ stock market’s listing standards, which defines an “independent director” as “a person other than an executive officer or employee of us or our subsidiaries or any other individual having a relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director."  The definition further provides that, among others, employment of a director by us (or any parent or subsidiary of ours) at any time during the past three years is considered a bar to independence regardless of the determination of our Board of Directors.

Our Board of Directors has determined that, with the exception of Dr. Singh, for the purposes of serving on our Board, all of our directors are “independent” under the NASDAQ Stock Market’s listing standards.

The Board of Directors held seven meetings during the 2013 fiscal year.  Each director attended at least 75% of the aggregate of the total meetings of the Board that were held during the portion of the 2013 fiscal year in which he served as a director.

Committees Of The Board Of Directors

Our Board has a standing Audit Committee, Nominating and Governance Committee, and Compensation Committee.

Audit Committee. The Audit Committee operates pursuant to a written charter. Among other things, the Audit Committee is responsible for:

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•
hiring our independent registered public accounting firm, and coordinating the oversight and review of the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm; and

•	reviewing and, if appropriate, approving all transactions between our company or its subsidiaries and any related party.

Since September 3, 2013, Jay Venkatesan, as Chairman, and General Merrill McPeak constitute all of the members of the Audit Committee.  General McPeak and Dr. Venkatesan are non-employee directors and independent as defined under The Nasdaq Stock Market’s listing standards.  Dr. Venkatesan has significant knowledge of financial matters, and our Board has designated him as the “audit committee financial expert” of the Audit Committee.  Dr. Venkatesan received an MBA from the Wharton School of the University of Pennsylvania and has extensive experience as a financial analyst.

The Audit Committee held four meetings in 2013.

Nominating and Governance Committee. The Nominating and Governance Committee recommends candidates to be nominated for election as directors at our annual meeting, consistent with criteria approved by the Board; develops and regularly reviews corporate governance principles and related policies for approval by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance. The Nominating and Governance Committee also reviews proposed changes to our Articles of Incorporation, Bylaws and Board committee charters and conducts ongoing reviews of potential related party transactions and conflicts of interest, including the review and approval of all “related person transactions” as defined under SEC rules.

Usually, nominees for election to our Board are proposed by our existing directors. In identifying and evaluating individuals qualified to become Board members, our current directors will consider such factors as they deem appropriate to assist in developing a Board of Directors and committees thereof that are diverse in nature and comprised of experienced and seasoned advisors. Our Board of Directors has not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board. However, our Board believes that membership should reflect diversity in its broadest sense, but should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation. In this context, the Board does consider a candidate’s experience, education, industry knowledge and, history with the Company, and differences of viewpoint when evaluating his or her qualifications for election the Board. In evaluating such candidates, the Board seeks to achieve a balance of knowledge, experience and capability in its composition. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more directors interview prospective nominees in person or by telephone.

Since September 3, 2013, our Nominating and Governance Committee has consisted of Merrill McPeak, as Chairman, and Sanford J. Hillsberg.

Compensation Committee. The Compensation Committee is responsible for the compensation of our executives and directors; reviews and approves any reports required by the SEC for inclusion in the annual report and proxy statement; provides general oversight of our compensation structure; and, if deemed necessary, retains and approves the terms of the retention of compensation consultants and other compensation experts. Other specific duties and responsibilities of the Compensation Committee include reviewing senior management selection and overseeing succession planning; reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving severance arrangements and other applicable agreements for executive officers; overseeing our equity-based and incentive compensation; and establishing compensation policies and practices for service on the Board and its committees and for the Chairman of the Board.

Since September 3, 2013, our current members of the Compensation Committee consist of Sanford J. Hillsberg, as Chairman, and Jay Venkatesan.  The Compensation Committee held one meeting in 2013.

Report of the Audit Committee

The Audit Committee provides assistance to our board of directors in fulfilling its oversight responsibility to the company’s stockholders, potential stockholders, the investment community, and others relating to our financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of our financial statements and the ethics programs when established by our management and our board of directors. The Audit Committee has the sole authority (subject, if applicable, to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for determining the compensation of the independent auditors.

The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of our books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.

As part of its oversight of our financial statements, the Audit Committee reviewed and discussed with both management and its outside auditors our interim financial statements and annual audited financial statements that are included in our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, respectively. Our management advised the Audit Committee in each case that all such financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and reviewed significant accounting issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards (SAS) No. 16 (Communication with Audit Committees).

Weinberg & Company, P.A. (“Weinberg & Company”) currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2013. Weinberg & Company does not have and has not had any financial interest, direct or indirect, in our company, and does not have and has not had any connection with our company except in its professional capacity as our independent auditors. The Audit Committee also has selected Weinberg & Company as our independent registered public accountants for 2014.

The Audit Committee discussed with Weinberg & Company, which audited our annual financial statements for 2013, matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by Weinberg & Company to the Audit Committee pursuant to Public Company Accounting Oversight Board (United States) Rule 3526.

Audit and non-audit services to be provided by Weinberg & Company are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are cost or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.

In addition, the Audit Committee reviewed initiatives aimed at strengthening the effectiveness of our internal control structure. As part of this process, the Audit Committee continued to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the Audit Committee recommended to our board of directors that the board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC.

Respectfully submitted,

Audit Committee:

Jay Venkatesan, Chairman
General Merrill McPeak

Board Leadership Structure and Role in Risk Oversight

The Board of Directors believes it is important to select the Company’s Chairman and Chief Executive Officer in the manner it considers in the best interests of the Company at any given time.  Accordingly, the Chairman and Chief Executive Officer positions may be filled by one individual or by two different individuals, as determined by the Board of Directors based on circumstances then in existence.

Currently, Manish Singh serves as both Chairman and Chief Executive Officer.  The Board of Directors considers this leadership structure to be suitable for the Company because it allows one person to lead and represent the Company and the Board of Directors, while also providing for effective oversight by an independent Board. The Board of Directors believes that having Dr. Singh serve in the roles of Chairman and Chief Executive Officer is appropriate for the Company and its stockholders at this time, in view of the Company’s size and Dr. Singh’s in-depth knowledge of the Company’s business, technologies and industry.  The Board of Directors also believes that the number of its independent directors mitigates the risk of any potential conflicts that might result from combining the roles of Chief Executive Officer and Chairman.

The Board of Directors is currently comprised of a majority of individuals who are independent from the management of the Company and, assuming that the nominees are elected at the Annual Meeting, three of the future four members of the Board will continue to be independent directors.  The Board of Directors and its committees meet regularly throughout the year to assure that the independent directors are well briefed and informed with regard to the Company’s affairs.  Each of the independent directors has unfettered access to any employee within the Company and each director is encouraged to call upon whatever employee he deems fit to secure the information each director feels is important to his understanding of our Company.  In this fashion, we seek to maintain well informed, independent directors who are prepared to make informed decisions regarding our business affairs.

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors as a whole plays an important role in overseeing the identification, assessment and mitigation of such risks.  The Board of Directors reviews information regarding the Company’s finances and operations, as well as the risks associated with each.  For example, the oversight of financial risk management lies primarily with the Board’s Audit Committee, which is empowered to appoint and oversee our independent auditors, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management and the Board of Directors.  The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements, as well as risks associated with the independence of the Board of Directors and potential conflicts of interest.   In fulfilling its risk oversight responsibility, the Board of Directors, as a whole and acting through any established committees, regularly consults with management to evaluate and, when appropriate, modify our risk management strategies.

Stockholder Communication with Board Members

Stockholders who wish to communicate with our Board members may contact us at our principal executive office at  21900 Burbank Boulevard, Third Floor, Woodland Hills, California 91367.  Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

Board Members’ Attendance at Annual Meetings

Each director is expected to be present at the Annual Meeting of Stockholders.

Code of Ethics

Our Board of Directors has adopted a code of ethics that applies to our officers, directors and employees (“Code of Ethics”).  A copy of our Code of Ethics will be furnished without charge to any person upon written request. Requests should be sent to: Secretary, Lion Biotechnologies, Inc., 21900 Burbank Boulevard, Third Floor, Woodland Hills, California 91367, and is available on our website at www.lbio.com.

Director Compensation

The following table sets forth information concerning the compensation paid to all persons during 2013 who served as non-employee directors of this Company during 2013, for their services rendered as directors.  Executive officers who serve on our Board of Directors are not compensated for their services as directors.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		All Other Compensation ($)	Total ($)
Martin Schroeder(2)	$-0-	—	—		—	$-0-
Dr. L. Stephen Coles(2)	$15,000	—	—		—	$15,000
Dr. William Andrews(2)	$15,000	—	—		—	$15,000
Paul Kessler(2)	$-0-	$667,660			—	$667,660
Merrill A. McPeak	$-0-	$667,660	$226,000	(3)	—	$904,910
David Voyticky(2)	$-0-	$667,660	—		—	$667,660
Sanford J. Hillsberg	$11,250	—	$226,000	(3)	—	$237,250
Jay Venkatesan	$11,250	—	$226,000	(3)	—	$237,250
________________________
(1) Represents the grant date value computed in accordance with FASB ASC Topic 718.

(2) No longer is a director on our Board of Directors.

(3) On November 18, 2013, each non-executive director was granted an option to purchase up to 40,000 shares at an exercise price of $5.65 per share (the closing price of our common stock on the date of grant). Options for 10,000 of these shares vested upon grant, with the remaining options vesting over the next quarterly periods.  These options have a ten-year term and will be exercisable for two years following termination of service as a member of our Board of Directors, unless the Director is terminated for a cause, in which case the options are terminated.

On July 24, 2013, we entered into a Director Stock Award Agreement with each of General Merrill McPeak, Matrix Group International, Inc. (on behalf of David Voyticky) and Bristol Capital Advisors, LLC (on behalf of Paul Kessler) whereby General McPeak, Matrix and Bristol each received 133,532 shares of common stock for consideration of services rendered as directors.  Mr. Voyticky and Mr. Kessler no longer are directors of this company.

Under our director compensation plan that was adopted in November 18, 2013, each director who is not an employee will receive the following cash compensation for service on our Board of Directors and committees of our Board of Directors during 2014-2015:

•	an annual retainer fee of $25,000 for each director, payable quarterly,

•	an annual retainer fee of $10,000 for the chairperson of each Committee of our Board of Directors, payable quarterly,

•	a fee of $2,500 per board meeting attended by the director in person,

•	a fee of $1,500 per board meeting attended by the director telephonically, and

•	a fee of $1,000 per committee meeting attended by the director

2010 Equity Incentive Plan

On March 29, 2010, our Board adopted the Genesis Biopharma, Inc. 2010 Equity Compensation Plan (the "2010 Plan") pursuant to which the Board reserved an aggregate of 35,000 shares of common stock for future issuance. The 2010 Plan provided for awards of incentive stock options, non-qualified stock options, rights to acquire restricted stock, rights to acquire unrestricted stock, and stock appreciation rights, or SARs, but since we did not obtain stockholder approval of the 2010 Plan within twelve (12) months after the date the Board adopted the 2010 Plan, incentive stock options could not be granted. Under the 2010 Plan, no option could have a term of more than 10 years from the date of grant and the exercise price of non-qualified options and the base value of a stock appreciation right shall not be less than the fair market value of the common stock on the date of grant. As of October 2011, options for the issuance of all 35,000 shares had been granted, and no shares were available for additional grants under the 2010 Plan.

2011 Equity Incentive Plan

As of October 14, 2011, we adopted our 2011 Equity Incentive Plan (the “2011 Plan”).  Employees, directors, consultants and advisors of the Company are eligible to participate in the 2011 Plan. The 2011 Plan was adopted to encourage selected employees, directors, consultants and advisors to improve operations, increase profitability, accept or continue employment or association with the Company through the participation in the growth in value of the common stock of the Company. The 2011 Plan is to be administered by the Board of Directors or its Compensation Committee. The Board has delegated the administration of the 2011 Plan to our Compensation Committee.

The 2011 Plan initially had 180,000 shares of common stock reserved for issuance in the form of incentive stock options, non-qualified options, common stock, and grant appreciation rights.  The 2011 Plan was not approved by our stockholders within the required one-year period following its adoption and, accordingly, no incentive stock options can be granted under that plan.  In August 2013 our Board of Directors and a majority of our stockholders approved an amendment to increase the number of shares available under the 2011 Plan from 180,000 shares to 1,700,000 shares, and an amendment to increase the number options or other awards that can be granted to any one person during a twelve (12) month period from 50,000 shares to 300,000 shares. The foregoing amendment to the 2011 Plan became effective in September 2013.  As of September 23, 2014, only 76,250 shares were available for future grant under the 2011 Plan. As a result, our Board has adopted the new 2014 Equity Incentive Plan (see, Proposal 2, below).

Options and SARs. The exercise price of non qualified options and the base value of a stock appreciation right shall not be less than the fair market value of the common stock on the date of grant. The exercise price of an incentive stock option shall not be less than the fair market value of the stock covered by the option at the time of grant and in instances where a grantee possesses more than ten (10%) percent of the combined voting power of all classes of stock of the Company, the exercise price shall not be less than one hundred and ten (110%) percent of the fair market value of the common stock at the time of grant.

Options granted under the 2011 Plan may be exercisable in cumulative increments, or "vest," as determined by the Board.  Our Board has the power to accelerate the time as of which an option may vest or be exercised.

Subject to certain exceptions, the maximum term of options and SARS under the 2011 Plan is ten years. Generally, Options and SARs awarded under the 2011 Plan generally will terminate ninety (90) days after termination of the participant’s service.

Restricted Stock Awards. Our Board may issue shares of restricted stock under the 2011 Plan.  Shares of restricted stock may be issued as a grant or for such consideration as the Board determines in its sole discretion.  The consideration may include services and, if permissible under the Sarbanes-Oxley Act of 2002, promissory notes.

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to the Company or other restrictions that will lapse in accordance with a vesting schedule to be determined by our Board.  In the event a recipient’s employment or service with the Company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to the Company in accordance with such restricted stock agreement.

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as the Board shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remains subject to the terms of the such agreement.

Adjustment Provisions. If any change is made to our outstanding shares of common stock without the company’s receipt of consideration (whether through stock split, stock dividend, recapitalization, or other specified change in the capital structure of the Company), appropriate adjustments may be made in the class and maximum number of shares of common stock subject to the 2011 Plan and outstanding awards.

Effect of Certain Corporate Events.  In the event of a liquidation, merger or consolidation or a sale of all or substantially all of the assets of the Company, any surviving or acquiring corporation may assume awards outstanding under the 2011 Plan or may substitute similar awards.  Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event. Our Board may, however, in its sole discretion declare all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised to become fully vested and exercisable, and all restrictions on all outstanding awards to lapse, in each case as of such date as the Administrator may, in its sole discretion, declare. Our Board may discriminate among participants or among awards in exercising such discretion.

Duration, Amendment and Termination.  The Board may suspend or terminate the 2011 Plan without stockholder approval or ratification at any time or from time to time.  Unless sooner terminated, the 2011 Plan will terminate ten years from the date of its adoption by the Board, in October 2021.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2 APPROVAL OF ADOPTION OF THE 2014 EQUITY INCENTIVE PLAN

On September 19, 2014, our Board adopted the Lion Biotechnologies, Inc. 2014 Equity Incentive Plan (the “2014 Plan”), and recommended that the adoption of the 2014 Plan be submitted for approval by our stockholders.  The Board adopted the 2014 Plan because there are only 76,250 shares available for grants of awards under our prior stock option and incentive plan, the 2011 Equity Incentive Plan (the “2011 Plan”).  Once awards have been granted for the 76,250 shares remaining under the 2011 Plan, the Company will no longer be able to grant any stock options or other awards to its employees, officers and directors.  The 2011 Plan, as amended, authorized the Company to grant options to purchase a total of 1,900,000 shares.

Our Board believes that granting options and other stock awards is an important incentive tool for the Company’s employees, officers and directors.  As a result, the Board adopted the 2014 Plan to continue to provide a means by which employees, directors and consultants of the Company may be given an opportunity to benefit from increases in the value of our Common Stock, and to attract and retain the services of such persons.  All of our employees, directors and consultants are eligible to participate in the 2014 Plan.

No awards have been granted yet under the 2014 Plan.  Until the stockholders approve the 2014 Plan, we may make awards under the 2014 Plan, as long as the effectiveness of the awards is conditioned upon obtaining such stockholder approval. If stockholders do not approve this proposal, we will not implement the 2014 Plan, and any outstanding awards under the 2014 Plan will terminate and be of no further force or effect.

The 2014 Plan contains provisions that are designed to protect our stockholders’ interests and to reflect strong corporate governance practices, including:

•
Continued broad-based eligibility for equity awards. We have granted stock options to most of our employees. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

•
Stockholder approval is required for additional shares. The 2014 Plan does not contain an annual “evergreen” provision. The 2014 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares beyond those already approved under the 2014 Plan.

•
No discount stock options or stock appreciation rights.  All stock options and stock appreciation rights are intended to have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•
The Board is prohibited from taking action related to the 2014 Plan that would be treated as a repricing under generally accepted accounting principles without the approval of our stockholders.  The 2014 Plan requires that the Board obtain the approval of our stockholders before taking actions that would be deemed to be a repricing under generally accepted accounting principles, including reducing the exercise price of any outstanding stock option and/or cancelling and re-granting any outstanding stock option to reduce the exercise price of the option.

A summary of the 2014 Plan is set forth below.  The summary is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which is set forth as Appendix A to this proxy statement.

General

The 2014 Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, and stock appreciation rights, or SARs.  Incentive stock options granted under the 2014 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Non-statutory stock options granted under the 2014 Plan are not intended to qualify as incentive stock options under the Code.  See “Federal Income Tax Consequences” below for a discussion of the principal federal income tax consequences of awards under the 2014 Plan.  Subject to the provisions of the 2014 Plan relating to adjustments upon changes in our common stock, an aggregate of 2,350,000 shares of common stock have been reserved for issuance under the 2014 Plan.  No awards have been granted under the 2014 Plan to date.

Purpose

Our board adopted the 2014 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our company’s interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.

Administration

Unless it delegates administration to a committee of the board, our board administers the 2014 Plan. Subject to the provisions of the 2014 Plan, our board has the power to determine in its discretion: (a) to grant options and SARs and grant or sell restricted stock; (b) to determine the fair market value of the shares of common stock subject to options or other awards; (c) to determine the exercise price of options granted, which shall be no less than the fair market value of any common stock on the date of grant, the economic terms of SARs granted, which shall provide for a benefit of the appreciation on common stock over not less than the value of our common stock on the date of grant, or the offering price of restricted stock; (d) to determine the persons to whom, and the time or times at which, options or SARs shall be granted or restricted stock granted or sold, and the number of shares subject to each option or SAR or the number of shares of restricted stock granted or sold; (e) to construe and interpret the terms and provisions of the Plan, of any applicable agreement and all options and SARs granted under the Plan, and of any restricted stock award under the Plan; (f) to prescribe, amend, and rescind rules and regulations relating to the Plan; (g) to determine the terms and provisions of each option and SAR granted and award of restricted stock (which need not be identical), including but not limited to, the time or times at which options and SARs shall be exercisable or the time at which the restrictions on restricted stock shall lapse; (h) with the consent of the Grantee, to rescind any award or exercise of an option or SAR; (ix) to modify or amend the terms of any option, SAR or restricted stock (with the consent of the grantee or holder of the restricted stock if the modification or amendment is adverse to the grantee or holder); (i) to accelerate or defer (with the consent of the Grantee) the exercise date of any option or SAR or the date on which the restrictions on restricted stock lapse; (j) to issue shares of restricted stock to an optionee in connection with the accelerated exercise of an option by such optionee; (k) to authorize any person to execute on behalf of our company any instrument evidencing the grant of an option, SAR or award of restricted stock; (l) to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purpose of the Plan; and (m) to make all other determinations deemed necessary or advisable for the administration of the Plan, any applicable agreement, option, SAR or award of restricted stock.
Eligibility

Incentive stock options may be granted under the 2014 Plan only to employees of our company and its affiliates.  Employees, directors and consultants of our company and its affiliates are eligible to receive all other types of awards under the 2014 Plan.

Terms of Options and SARs

The exercise price of incentive stock options may not be less than the fair market value of our common stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value.  The exercise price of nonstatutory options also may not be less than the fair market value of our common stock on the date of grant.

Options granted under the 2014 Plan may be exercisable in increments, or “vest,” as determined by our board.  Our board has the power to accelerate the time as of which an option may vest or be exercised, with the consent of the optionee.  The maximum term of options and SARs under the 2014 Plan is ten years, except that in certain cases the maximum term is five years.  Options and SARs awarded under the 2014 Plan generally will terminate 90 days after termination of the participant’s service, subject to certain exceptions.

A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution.  During the lifetime of the recipient, only the recipient may exercise an option or SAR.  Our board may grant nonstatutory stock options and SARs that are transferable to the extent provided in the applicable written agreement.

Terms of Restricted Stock Awards

Our board may issue shares of restricted stock under the 2014 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion.

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by our board.  In the event a recipient’s employment or service with our company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to our company in accordance with such restricted stock agreement.

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as our board shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement

Adjustment Provisions

If our common stock is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then the number and class of shares of stock subject to each option and SAR outstanding under the Plan, and the exercise price of each outstanding option and the base value of SAR, will be automatically and proportionately adjusted, except that our company will not be required to issue fractional shares as a result of any such adjustments. Such adjustment in any outstanding option or SAR will be made without change in the total price applicable to the unexercised portion of the option or SAR, but with a corresponding adjustment in the price for each share covered by the unexercised portion of the option or SAR.
Effect of Certain Corporate Events

Except as otherwise provided in the applicable agreement, in the event of (i) a liquidation or dissolution of our company, (ii) a merger or consolidation of our company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary), or (iii) a sale of all or substantially all of the assets of our company in a single transaction or a series of related transactions, all options and SARs will terminate upon consummation of the transaction unless our board determines that they will survive.  If our board determines that outstanding options and SARs will survive, and if our company will not be the surviving entity in the transaction, our board will provide that the outstanding options and SARs will be assumed or an equivalent option or SAR substituted by an applicable successor entity or any affiliate of the successor entity.  If outstanding options and SARs are to terminate upon consummation of the corporate transaction, any options or SARs outstanding immediately prior to the consummation of the corporate transaction will be deemed fully vested and exercisable immediately prior to the consummation of the corporate transaction (provided that the option or SAR has not expired by its terms and that the grantee takes all steps necessary to exercise the option or SAR prior to the corporate transaction as required by the agreement evidencing the option or SAR).

Duration, Amendment and Termination

Our board may suspend or terminate the 2014 Plan without stockholder approval or ratification, subject to certain restrictions, at any time or from time to time.  Unless sooner terminated, the 2014 Plan will terminate ten years from the date of its adoption by our board, or on September 19, 2024.

Our Board may also amend the 2014 Plan at any time, and from time to time.  However, except as relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes.  Our board may submit any other amendment to the 2014 Plan for stockholder approval in its discretion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE 2014 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
"SAY ON PAY" VOTES

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to include in this proxy statement and to present at the Annual Meeting a non-binding stockholder vote on whether an advisory vote on executive compensation should be held every year, every two years or every three years. The Board of Directors believes that an advisory “say on pay” vote on executive compensation should be held every three years.

We believe that every three years is the optimal frequency for our say-on-pay vote for several reasons. As our compensation program is designed to incent performance over not just the short term but also the long term, stockholder input on executive compensation would be most useful if the effectiveness of our compensation program is evaluated and judged over a multi-year period. Additionally, a three-year vote cycle will provide our Board of Directors and our Corporate Governance, Nominating and Compensation Committee with time to consider the results of the advisory vote and to implement any changes to our compensation practices. By contrast, a more frequent vote might lead to a short-term perspective on executive compensation that is inconsistent with the longer-term approach taken by our Board of Directors and our Corporate Governance, Nominating and Compensation Committee and with which we currently view our business.

Proposal No. 3, commonly known as a “say on frequency” vote, gives stockholders the opportunity to endorse or not endorse the decision of the Board of Directors to hold an advisory vote on executive compensation at each annual meeting of stockholders hereafter. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the Company’s presentation at every third annual meeting of stockholders hereafter of a proposal to approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the compensation tables and related narrative disclosure in the Company’s proxy statement for such annual meeting.

This vote will not be binding on the Board of Directors and may not be construed as overruling a decision by the Board of Directors or creating or implying any change to the fiduciary duties of the Board. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Stockholders can choose one of four choices for this Proposal on the proxy card: one year, two years, three years, or abstain. Stockholders are not voting to approve or disapprove our Board’s recommendation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” TO HAVE FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL NO. 4 - ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act the Company is required to present a resolution to the stockholders to approve the compensation of this Company’s Named Executives Officers at the first annual or other stockholder meeting occurring on or after January 21, 2013.  Since this is the first such stockholder meeting, the Company is asking its stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in the Executives Compensation section of this proxy statement, included above, particularly the “Processes and Procedures for Compensation Decisions,” the Executive Compensation table, and the related compensation tables and disclosure.

As described below in the Executives Compensation section of this proxy statement, the executive officer compensation programs are designed to support this Company’s business goals and to promote short- and long-term profitable growth.  We urge stockholders to read the “Processes and Procedures for Compensation Decisions” section of the proxy statement, which describes our executive compensation policies, and to review the other related compensation tables and narratives, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee believes that the Company’s policies and procedures are effective in fulfilling the Company’s objectives and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our recent and long-term success.

Proposal No. 4, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this proxy statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the compensation tables and related narrative disclosure in the Company’s proxy statement for the Annual Meeting.

This vote will not be binding on the Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any change to the fiduciary duties of the Board of Directors. The vote will not affect any compensation previously paid or awarded to any executive.  The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Unless the Board modifies its policy on the frequency of holding "say on pay" advisory votes, the next "say on pay" advisory vote will occur in 2017.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The following table sets forth information regarding our current executive officers.

Name	Age	Position
Manish Singh	46	Chairman of the Board and Chief Executive Officer
Elma Hawkins, PhD.	58	President and Chief Operating Officer
Michael Handelman	55	Chief Financial Officer
James Bender, Ph.D.	63	Vice President--Manufacturing
Laszlo Radvancy, Ph.D.	52	Chief Scientific Officer

Manish Singh.  Dr. Singh has served as our Chief Executive Officer and Chairman of the Board since his appointment on July 24, 2013.  See, “Proposal 1: Election of Directors--Nominees for Director,” above.

Elma Hawkins Ph.D. MBA.  Dr. Hawkins has served as our President and Chief Operating Officer since her appointment on August 21, 2014.  From February 2014 until her appointment President and Chief Operating Officer, Dr. Hawkins provided consulting services to us as our Head of Clinical Development.  Since 2006 Dr. Hawkins has been an independent consultant to various biotechnology companies and financial institutions.  Dr. Hawkins started her career at Warner-Lambert/Parke-Davis in Clinical Research.  Later she joined the Center for the Study of Drug Development at Tufts Medical School.  Following that, she held various positions at BioSurface Technology and Genzyme Corporation, and at Antigenics, most recently as that company’s Vice Chairman.  Later, she was President and CEO of Advanced Viral Research.  She also serves on the Health Care Advisory Board for the Partnership for New York City.  Dr. Hawkins has BSc in Mathematics and Chemistry, BSc (Hons) in Chemistry, MSc in Organic Chemistry, a PhD in Organic Chemistry and an MBA with specialization in entrepreneurship.

Michael Handelman. Mr. Handelman has served as our Chief Financial Officer and Secretary since February 2011.  He also was on our Board of Directors from February 2011 until the Restructuring in May 2013.  Mr. Handelman served as the Chief Financial Officer and as a financial management consultant of Oxis International, Inc., a public company engaged in the research, development and commercialization of nutraceutical products, from August 2009 until October 2011. From November 2004 to July 2009, Mr. Handelman served as Chief Financial Officer and Chief Operating Officer of TechnoConcepts, Inc., formerly a public company engaged in designing, developing, manufacturing and marketing wireless communications semiconductors, or microchips. Prior thereto, Mr. Handelman served from October 2002 to October 2004 as Chief Financial Officer of Interglobal Waste Management, Inc., a manufacturing company, and from July 1996 to July 1999 as Vice President and Chief Financial Officer of Janex International, Inc., a children’s toy manufacturer. Mr. Handelman was also the Chief Financial Officer from 1993 to 1996 of the Los Angeles Kings, a National Hockey League franchise. Mr. Handelman is a certified public accountant and holds a degree in accounting from the City University of New York.

James Bender, Ph.D.  Dr. Bender joined us as our Vice President – Manufacturing on January 6, 2014.  From September 2008 to December 2013 and has served as Vice President of Clinical Development and then as Vice President – Product Development and Manufacturing at ImmunoCellular Therapeutics, Ltd., a publicly-held clinical-stage biotechnology company focused on developing immune-based therapies to treat cancer.  From 2002 through 2008, Dr. Bender held various positions at IDM Pharma, most recently as director of product development where he led that company’s efforts relating to the clinical development of a cancer vaccine for the treatment of lung cancer.  Prior to that, he held various positions at Nexell Therapeutics relating to the development of therapeutic stem cell and cancer vaccine products. Prior to that, Dr. Bender spent ten years with Baxter Healthcare Corporation, eight years with the University of New Mexico School of Medicine and five years with St. Joseph’s Hospital in Albuquerque, New Mexico. He has over 75 scientific publications, is an inventor of 11 U.S. patents and holds a Ph.D. degree in immunology from the University of New Mexico and an M.P.H. in laboratory management from the University of Michigan.

Laszlo Radvanyi, Ph.D.  Dr. Radvanyi became our Chief Scientific Officer in June 2014.  Dr. Radvanyi was a member of our Scientific & Medical Advisory Board from June 2011 until his appointment as our Chief Scientific Officer.  Dr. Radvanyi currently is an Adjunct Professor at the Moffitt Cancer Center.  From January 2005 through June 2104, Dr. Radvanyi had a dual appointment professorship in the Departments of Breast Medical Oncology and Melanoma Medical Oncology at the University of Texas, M.D. Anderson Cancer Center where he conducted clinical studies on tumor infiltrating lymphocytes therapy in metastatic melanoma.  Prior thereto, Dr. Radvanyi served from October 2000 until January 2005 as a research scientist at the Immunology Group at Sanofi-Pasteur in Toronto.  Dr. Radvanyi currently serves on the scientific advisory board of Aethlon Medical, Inc.  Dr. Radvanyi received his Ph.D. in clinical biochemistry from the University of Toronto and completed post-doctoral fellowships at Scripps Research Institute and Harvard Medical School.

Processes and Procedures for Compensation Decisions

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers that report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the Chief Executive Officer, as well as each individual compensation component. Our Compensation Committee makes recommendations to our board of directors regarding compensation for our Chief Executive Officer. The independent members of our board of directors make the final decisions regarding executive compensation for our Chief Executive Officer.

Compensation of Executive Officers

The following table sets forth the compensation for services paid in all capacities for the fiscal year ended December 31, 2013 to all persons who served as our Chief Executive Officer during 2013 and to Michael Handelman, who has served as our Chief Financial Officer during 2013, and who was our only other executive officer who received compensation in excess of $100,000 in 2013.  Mr. Cataldo was our Chief Executive Officer on January 1, 2013.  On January 14, 2013, Mr. Cataldo took a leave of absence from his position as our Chief Executive Officer, and General (Ret.) Merrill McPeak took over as our interim Chief Executive Officer.  Mr. Cataldo formally resigned as our Chief Executive Officer on June 19, 2013.  Mr. McPeak continued to serve as our interim Chief Executive Officer until Manish Singh was appointed as our new Chief Executive Officer on July 24, 2013.  Mr. McPeak did not receive any compensation for his services as our interim Chief Executive Officer.  Mr. Cataldo, Mr. McPeak, Dr. Singh and Mr. Handelman are our “named executive officers.”  Manish Singh currently is our Chief Executive Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	All other Compen- sation ($)	Total ($)
Anthony Cataldo	2013	$133,000	(1)	-0-	$-0-	$-0-	-0-	$133,000
Former President and Chief
Executive Officer								–
Merrill McPeak	2013	$-0-		-0-	$-0-	$-0-	-0-	$-0-
Former President and Chief
Executive Officer
Manish Singh	2013	$66,627	(2)	-0-	$-0-	$-0-	-0-	$66,627
Chief Executive Officer

Michael Handelman	2013	$180,000		-0-	-0-	$-0-	-0-	180,000
Chief Financial Officer

(1)
Represents the amount of compensation that we accrued for Mr. Cataldo’s during 2013.  On June 19, 2013, we entered into a settlement agreement with Mr. Cataldo in which we agreed to pay him $370,000 to settle all claims between Mr. Cataldo and this company, including, but not limited to, amounts owed to him under his employment agreement.  On November 18, 2013, we revised the terms of the settlement agreement and paid Mr. Cataldo $250,000 in cash as payment in full for all amounts owed to him under the settlement agreement.

(2)
Represents Dr. Singh’s salary from the date of his appointment as our Chief Executive Officer on July 24, 2013.  We agreed with Dr. Singh that his annual base salary would be $34,000 until we raised at least $1,000,000 in additional financing, after which his salary would automatically increase to $350,000.  Since we raised over $1,000,000 in November 5, 2013 in a private placement of common stock, warrants and Series A Convertible Preferred Stock, Dr. Singh’s annual salary increased at that time to $350,000.

2013 Grants of Plan-Based Awards

We did not grant any stock options in 2013 to our named executive officers under our 2011 Equity Incentive Plan or otherwise.

Employment Agreements

Manish Singh.  In connection with his appointment as Chief Executive Officer and Chairman of the Board, we entered into an employment agreement (the “Employment Agreement”) with Dr. Singh pursuant to which we are required to pay Dr. Singh an annual base salary of $34,000 until this company raises at least $1,000,000 in additional financing, after which his salary would automatically increase to $350,000.  Since we raised over $1,000,000 on November 5, 2013 in a $23 million private placement of our securities (the “Private Placement”), Dr. Singh’s annual salary has increased to $350,000.  In addition to his base salary, Dr. Singh will be eligible to participate in the company’s annual incentive compensation program, with a target potential bonus of 30% of Dr. Singh’s salary, conditioned upon the satisfaction of individual and company objectives.  Dr. Singh will also be entitled to health and other benefits programs and, on July 24, 2014, he will also be eligible to receive stock option grants under our stock option plan.

Dr. Singh’s employment under the Employment Agreement is “at-will” and not for any specific period of time.  As a result, Dr. Singh is free to resign at any time, for any or no reason, and we may terminate Dr. Singh’s employment at any time, with or without cause.  However, in the event that we terminate the Employment Agreement without cause then (1) we will be required to make a lump sum payment to Dr. Singh equal to 12 months of his base annual salary, and (2) any unvested stock options will become fully vested and Dr. Singh will have one year within which to exercise his vested options (the “Severance Package”).  If Dr. Singh terminates his employment for “good reason” as defined in the Employment Agreement, he will receive the severance benefits described in the preceding sentence. If, within six months immediately preceding a Change of Control (as defined in the Employment Agreement) or within 12 months immediately following a Change of Control, Dr. Singh’s employment is terminated by us for any reason other than cause, then Dr. Singh will be entitled to receive the Severance Package.  Had the Employment Agreement been terminated by us without “cause” or following a change in control on December 31, 2013, Dr Singh would have been entitled to receive a severance payment of $350,000 and health insurance benefits of $3,600 (representing the family health benefit payments for a twelve-month period).

Elma Hawkins, PhD. MBA.  Dr. Hawkins entered into an employment agreement with us on August 21, 2014 pursuant to which she agreed to serve as our President and Chief Operating Officer.  From February 2014 until she agreed to become our President and Chief Operating Officer, Dr. Hawkins served as our head of clinical development under a consulting agreement.  Under the new employment, we agreed to pay Dr. Hawkins an annual salary of $325,000, the same amount that she was paid under the consulting agreement.  As our President and Chief Operating Officer, Dr. Hawkins is also entitled to a year-end incentive bonus of up to 20% of her base salary.  Effective as of August 21, 2014, we granted Dr. Hawkins a stock option to purchase 125,000 shares of our common stock (the “New Option”) at an exercise price of $6.70, which price is equal to the fair market value of our common stock on that date.  Provided that she is still employed with us on the following dates, the New Option will vest in three installments as follows: (i) The right to purchase 41,667 shares shall vest on August 21, 2015; and the remaining shares shall vest quarterly over the next two years after August 21, 2015.  Under February 2014 consulting agreement, Dr. Hawkins was granted  a non-qualified stock option to purchase an aggregate of 200,000 shares of our common stock (the “Existing Option”), and 200,000 shares of restricted common stock.  Accordingly, in addition to the 200,000 restricted shares, in the aggregate Dr. Hawkins currently has options for the purchase of 325,000 shares.  The Existing Option and the 200,000 restricted shares remain in effect under the new employment agreement under the same terms under which they were granted in February 2014.  Provided that Dr. Hawkins is still providing services to us on the following dates, the shares under the Existing Option that she received under the consulting agreement will vest in installments as follows: (i) The option to the purchase of 66,666 shares shall vest on February 21, 2015; and (ii) the remaining shares under the option shall vest in eight equal quarterly (three month) installments over the next two years after February 21, 2015.  Provided that she is still providing services to us on the following dates, the 200,000 shares of restricted stock will vest in three installments as follows: (i) 40,000 shares shall vest on February 28, 2015; (ii) 60,000 shares shall vest on February 28, 2016, and (iii) 100,000 shares shall vest on February 28, 2017.

Either party can terminate the employment agreement at any time; provided, however, that if we terminate Dr. Hawkins’ employment agreement without cause (as defined in the employment agreement), all of her unvested stock options and unvested shares of restricted stock will become fully vested, and she shall have twelve months from the date of termination within which to exercise her vested options.  In addition, Dr. Hawkins will be eligible to receive a severance payment equal to six months of her then base salary.  If, within six months immediately preceding a Change in Control (as defined in his employment agreement) or within 12 months immediately following a Change of Control, Dr. Hawkins’ employment is terminated by us for any reason other than cause, then Dr. Hawkins’ unvested stock options and shares of restricted stock will immediately vest and she will be entitled to receive a severance payment equal to six months of her then base salary.  Had the employment agreement been terminated by us without “cause” or following a change in control on as of the date of this proxy statement, Dr. Hawkins would have been entitled to receive a severance payment of $162,500 and health insurance benefits of $9.960 (representing the family health benefit payments for a twelve-month period).

Michael Handelman.  On May 15, 2014 we entered into a new employment agreement with Michael Handelman pursuant to which Mr. Handelman will continue to serve as our Chief Financial Officer.  Under his employment agreement, Mr. Handelman will continue to receive his current an annual salary of $180,000 and will be entitled to participate in any pension, retirement, disability, insurance, medical service, or other employee benefit plan that is generally available to all employees of the company.

Effective as of May 15, 2014, we granted Mr. Handelman (i) a five-year stock option to purchase an aggregate of 75,000 shares of the Company’s common stock, and (ii) 75,000 shares of restricted common stock.  The stock options have an exercise price of $7.95 per share, the fair market value of the common stock on May 15, 2014.  Provided that Mr. Handelman is still employed with the Company on the following dates, the foregoing stock options will vest as follows: Options for the purchase of 25,000 shares shall vest on May 15, 2015; and after May 15, 2015 the remaining shares shall vest in equal quarterly installments over the next two years.  Furthermore, provided that Mr. Handelman is still employed with the Company on the following dates, the foregoing 75,000 shares of restricted stock will vest in three installments as follows: (i) 25,000 shares shall vest on May 15, 2015; provided, however, that this vesting date would be accelerated if the Company has timely filed the quarterly reports of Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014; and (ii) 25,000 shares shall vest on May 15, 2016, and (iii) 25,000 shares shall vest on May 15, 2017.  We did timely file the Forms 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014 and, as a result, the first 25,000 share tranche of Mr. Handelman’s restricted shares have vested.

Either party can terminate the employment agreement and Mr. Handelman’s employment without cause at any time.  Upon termination of the employment agreement, except as otherwise provided in the Agreement, the unvested options and the unvested shares of restricted stock will be forfeited and returned to the Company, however, if we terminate Mr. Handelman’s employment without cause (as defined in the agreement) any of Mr. Handelman’s unvested stock options and unvested shares of restricted stock will become fully vested, and he shall have twelve months from the date of termination within which to exercise his vested options.  Furthermore, if we terminate the employment agreement without cause, Mr. Handelman will be eligible to receive a severance payment equivalent to six months of his then base salary.

James Bender.  Dr. Bender, our Vice President--Manufacturing, entered into an employment agreement with us effective as of January 6, 2014.  Under the employment, we paid Dr. Bender a $30,000 signing bonus on January 6, 2014, and agreed to pay him an annual salary of $210,000.  Dr. Bender also is entitled to a year-end incentive bonus of up to 25% of his base salary.  Effective as of January 6, 2014, we granted Dr. Bender (i) stock options to purchase an aggregate of 100,000 shares of our common stock, and (ii) 100,000 shares of restricted common stock.  The stock options have an exercise price of $9.60, the fair market value of the common stock on January 6, 2014.  Provided that he is still employed with us on the following dates, the foregoing stock options will vest in three installments as follows: (i) Options for the purchase of 33,333 shares shall vest on January 6, 2015; and the remaining shares shall vest quarterly over the next two years after January 6, 2015.  Provided that Dr. Bender is still employed with us on the following dates, the foregoing 100,000 restricted shares will similarly vest in three installments as follows: (i) 20,000 shares shall vest on September 30, 2014; (ii) 30,000 shares shall vest on September 30, 2015, and (iii) 50,000 shares shall vest on September 30, 2016.  Either party can terminate the employment at any time; provided, however, that if we terminate the employment agreement without cause (as defined in the employment agreement), all of his unvested stock options and unvested shares of restricted stock will become fully vested, and he shall have twelve months from the date of termination within which to exercise his vested options.  In addition, Dr. Bender will be eligible to receive a severance payment equivalent to six months of his then base salary.  If, within six months immediately preceding a Change in Control (as defined in his employment agreement) or within 12 months immediately following a Change of Control, Dr. Bender’s employment is terminated by us for any reason other than cause, then Dr. Bender’s unvested stock options and shares of restricted stock will immediately vest and he will be entitled to receive a severance payment equal to six months of his then base salary.  Had the Employment Agreement been terminated by us without “cause” or following a change in control on as of the date of this proxy statement, Dr. Bender would have been entitled to receive a severance payment of $105,000 and health insurance benefits of $1,500 (representing the family health benefit payments for a twelve-month period).

Laszlo Radvanyi.  Dr. Radvanyi entered into an employment agreement with us, effective as of June 23, 2014, to serve as our Chief Scientific Officer.  Under the employment, we paid Dr. Radvanyi a $20,000 signing bonus, and agreed to pay him an annual salary of $250,000.  Dr. Radvanyi also is entitled to a year-end incentive bonus of up to 25% of his base salary.  Effective as of June 23, 2014, we granted Dr. Radvanyi (i) stock options to purchase an aggregate of 180,000 shares of our common stock, and (ii) 180,000 shares of restricted common stock.  The stock options have an exercise price of $6.51, the fair market value of the common stock on June 23, 2014.  Provided that he is still employed with us on the following dates, the foregoing stock options will vest in three installments as follows: (i) Options for the purchase of 60,000 shares shall vest on June 23, 2015; and the remaining shares shall vest quarterly over the next two years after June 23, 2015.  Provided that Dr. Radvanyi is still employed with us on the following dates, the foregoing 180,000 restricted shares will similarly vest in three installments as follows: (i) 36,000 shares shall vest on April 30, 2015; (ii) 54,000 shares shall vest on April 30, 2016, and (iii) 90,000 shares shall vest on April 30, 2017.  We also agreed to reimburse Dr. Radvanyi for certain relocation expenses in connection with relocation from Texas to our new research facility in Tampa, Florida.  Either party can terminate the employment at any time; provided, however, that if we terminate the employment agreement without cause (as defined in the employment agreement), any of his unvested stock options and unvested shares of restricted stock will become fully vested, and he shall have twelve months from the date of termination within which to exercise his vested options.  In addition, Dr. Radvanyi will be eligible to receive a severance payment equivalent to six months of his then base salary.  If, within six months immediately preceding a Change in Control (as defined in his employment agreement) or within 12 months immediately following a Change of Control, Dr. Radvanyi’s employment is terminated by us for any reason other than cause, then Dr. Radvanyi’s unvested stock options and shares of restricted stock will immediately vest and he will be entitled to receive a severance payment equal to six months of his then base salary.  Had the Employment Agreement been terminated by us without “cause” or following a change in control on as of the date of this proxy statement, Dr. Radvanyi would have been entitled to receive a severance payment of $125,000 and health insurance benefits of $7,200 (representing the family health benefit payments for a twelve-month period).

Outstanding Equity Awards

The following table sets forth outstanding equity awards held by our named executive officers as of December 31, 2013 under our 2010 Plan and 2011 Plan as described in “Board of Directors and Corporate Governance ―2011 Stock Incentive Plan” and “2010 Stock Incentive Plan” above.

2013 Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#)				Option Exercise Price ($)	Option Expiration Date
	Exercisable		Unexercisable
Anthony Cataldo Former President and Chief Executive Officer(2)	8,333	(1)	11,668		$125.00	10/14/2021
Merrill McPeak Former President and Chief Executive Officer(2)	5,000	(3)	-0-		$115.00	10/14/2021
	10,000	(4)	30,000	(4)	$5.65	11/8/2023
Manish Singh Chief Executive Officer	-0-		-0-		-0-	--
Michael Handelman Chief Financial Officer and Treasurer	8,333	(1)	11,668		$125.00	10/14/2021

(1)	These options vest in equal monthly installments over five years.
(2)	Mr. Cataldo and Mr. McPeak have resigned and are no longer this company’s President and Chief Executive Officer.

(3)	These options vest in equal monthly installments over a one-year period.

(4)
On November 18, 2013, Mr. McPeak was granted an option to purchase up to 40,000 shares. Options for 10,000 of these shares vested upon grant, with the remaining options vesting over the next quarterly periods.

Option Exercises and Stock Vested

There were no exercises of stock options by any of our named executive officers during 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than employment agreements with our executive officers, and other payments made to our executive officers, all as described above under the section entitled “Executive Compensation—Compensation of Executive Officers,” and compensation paid to directors as described above in the section titled “Executive Compensation--Director Compensation,” the following is a description of transactions since January 1, 2013, to which we have been a party in which (i) the amounts involved exceeded or will exceed $120,000, and (ii) our directors and executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons or entities affiliated with them, had or will have a direct or indirect material interest.

Emmes Group Consulting LLC.  Effective as of February 15, 2011, we entered into a consulting agreement with Emmes Group Consulting LLC, a strategic business consulting firm (“Emmes”).  Martin Schroeder was a Director of this Company from June 13, 2011 until May 20, 2013.  During those years, Mr. Schroeder also was an Executive Vice President and Managing Director of Emmes and the Emmes Group, Inc.

Under the consulting agreement, Emmes agreed to assist and advise us with respect to the development of an overall strategic business plan, the identification of in-licensing therapeutic opportunities, and raising debt and equity capital.  In consideration for the foregoing consulting services, we issued to Emmes a ten-year warrant to purchase up to 1,000 shares of our common stock at an exercise price of $126.00 per share.  In addition, we agreed to pay Emmes $10,000 per month.  Effective August 1, 2011, we amended the consulting agreement to increase the monthly consulting fee to $20,000, commencing as of July 11, 2011.  In 2011, we have paid Emmes a total of $150,000 in consulting fees (in addition to the grant of the warrant for the purchase of 1,000 shares).

On February 12, 2012, we entered into a Second Amendment to the Consulting Agreement engaging the Emmes Group as our senior contractor and project manager responsible for the overall management of the design, development, implementation, and installation of our corporate and regulatory compliant information technology infrastructure and systems.  Under the Second Amendment, the consulting fee increased from $20,000 per month to $60,000 per month.  In 2012, we paid Emmes a total of $240,000.

As of November 14, 2013, we owed Emmes $164,746.  On November 14, 2013 we settled the foregoing outstanding amount by paying Emmes $116,000, and we no longer have any further obligations to Emmes.

Anthony Cataldo.  Anthony Cataldo was our Chief Executive Officer from February 7, 2011 until his formal resignation on June 19, 2013.  Mr. Cataldo also was the Chairman of our Board of Directors from February 7, 2011 until May 22, 2013.  On June 19, 2013, we entered into a Settlement Agreement and General Release of All Claims (the “Settlement Agreement”) with Anthony Cataldo.  Under the Settlement Agreement, Mr. Cataldo voluntarily resigned as our Chief Executive Officer, effective as of June 1, 2013, and we agreed to pay him a cash payment of $370,000 when we obtain financing of more than $5,000,000.  The $370,000 was to be paid as follows:  (a) a payment of $120,000, less all appropriate federal and state income and employment taxes, would be paid in cash, and (b) and another payment of $250,000, less all appropriate federal and state income and employment taxes, would be reinvested by us on Mr. Cataldo’s behalf in the securities to be sold in the next financing, on the same terms and conditions. The Settlement Agreement also provided for mutual releases of all claims related in any way to the transactions or occurrences between Mr. Cataldo and this company to the fullest extent permitted by law, including, but not limited to, his employment with us. Since we raised more than $5,000,000 in the November 5, 2013 Private Placement, the foregoing $370,000 payment was due after the closing of the Private Placement. On November 18, 2013, we revised the terms of the Settlement Agreement and paid Mr. Cataldo $250,000 in cash as payment in full for all amounts owed to him under the Settlement Agreement.

Bristol Capital Advisors, LLC.  Effective July 15, 2011, we entered into a consulting agreement with Bristol Capital Advisors, LLC, a strategic business consulting firm.  Bristol Capital Advisors, LLC is affiliated with Bristol Investment Fund, Ltd., an entity that beneficially owned more than 5% of our common stock.  Under the consulting agreement, Bristol Capital Advisors, LLC agreed to assist us with general corporate activities including but not limited to strategic and financial planning; management and business operations; financial projections and investor presentation materials; and any other consulting or advisory services. In consideration for the foregoing services, we issued to Bristol Capital Advisors, LLC a five-year warrant to purchase up to 15,000 shares of common stock at an exercise price of $150.00 per share.  This warrant contained full ratchet anti-dilution protection for any sales of common stock, or common stock equivalents, at a price of less than $150.00 per share and could be exercised on a cash-less basis after July 15, 2012.  Effective September 1, 2011, we entered into an addendum to the consulting agreement with Bristol Capital Advisors, LLC to pay Bristol Capital Advisors, LLC an additional $100,000 in cash.

On May 22, 2013, both Bristol Investment Fund, Ltd. and Bristol Capital Advisors, LLC (collectively, “Bristol”) participated in the Restructuring that was completed on May 22, 2013.  In the Restructuring, Bristol converted approximately $2.92 million of senior secured promissory notes and other indebtedness (including accrued interest and penalties) into shares of our common stock, purchased additional shares of common stock for $1.00 per share, received additional shares for no additional consideration, and exchanged warrants for the purchase of 45,325 shares of capital stock into shares of Common Stock.  For the foregoing, Bristol collectively received 3,140,217 shares of our common stock.

Paul Kessler, the founder and manager of Bristol, was a director on our Board of Directors from May 24, 2013 until September 3, 2013.  On July 24, 2013, we entered into a Director Stock Award Agreement with each of our directors and with Bristol Capital Advisors, LLC (on behalf of Paul Kessler) whereby each of those directors and Bristol Capital Advisors, LLC each received 133,532 shares of common stock for consideration of services rendered as directors.

Manish Singh and Sanford J. Hillsberg.  Manish Singh currently is our Chief Executive Officer and the Chairman of our Board of Directors, and Sanford J. Hillsberg currently is a director.  Messrs. Singh and Hillsberg also owned all of the capital stock of Lion Biotechnologies, Inc., a Delaware corporation (“Lion Delaware”).  On July 24, 2013, through a merger with our wholly-owned subsidiary, we acquired Lion Delaware.  The purpose of the acquisition was to acquire access to technical and managerial resources to build our current and future products, which we believed would enhance or future operations and enable us to obtain additional funding.  In the merger, Messrs. Singh and Hillsberg received, in exchange for all of their issued and outstanding shares of Lion Delaware’s common stock, an aggregate of 1,340,000 shares of our common stock, as well as the ability to receive an additional 1,350,000 shares of our common stock upon the achievement of two milestones related to our financial performance and position.  The Private Placement and the subsequent trading activity of our common stock satisfied the two milestones and, accordingly, in November 2013 and December 2013 we issued the remaining 1,350,000 earn-out shares of common stock to Messrs. Singh and Hillsberg.  As part of the Merger, Dr. Manish Singh entered into an employment agreement with us whereby we appointed him as our Chief Executive Officer and Chairman of the Board of Directors.  Mr. Hillsberg also was appointed as one of our directors in connection with the merger.

On November 5, 2013, Manish Singh invested in the Private Placement and purchased $250,000 of common stock and warrants on the same terms and conditions as all other investors.  Herbert Hillsberg, Sanford Hillsberg’s father, also invested in the Private Placement and purchased $50,000 of our common stock and warrants.

Merrill A. McPeak.  Merrill A. McPeak has been a director of this Company since July 20,2011.  General McPeak also was our interim Chief Executive Officer from January 14, 2013 until July 24, 2013.  On January 31, 2013, General Merrill McPeak loaned us $200,000 at an interest rate of 18% per annum.  In connection with the Restructuring that was effected on May 22, 2013, General McPeak’s loan, including accrued interest, was exchanged for 212,800 shares of our common stock (at an exchange price of $1.00 per share).

Merrill McPeak also invested in the November 5, 2013 Private Placement and purchased $50,000 of our common stock and warrants on the same terms and conditions as all other investors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 8, 2014 by (i) each person who is known by us to own more than 5% of either the outstanding common stock; (ii) each of our directors; (iii) each of the named executive officers; and (iv) all of our current executive officers and directors as a group.  As of September 8, 2014, a total of 27,229,351 shares of common stock were outstanding.  The shares of Series A Preferred do not have voting rights.

	Common Stock
Name and Address of Beneficial Owner (1)	Number of Shares		Percent of Class (2)
Ayer Capital Management LP (3) 616 Corporate Way, Suite 2-4931 Valley Cottage, NY 10989	5,604,011		20.6%
Bristol Investment Fund Ltd. (4) Bristol Capital Advisors, LLC 10690 Wilshire Boulevard, Suite 1050 Los Angeles, CA 90024	3,998,732		14.7%
FMR LLC 245 Summer Street Boston, MA 02210 (12)	2,311,793		8.5%
Perceptive Life Sciences Master Fund Ltd. 499 Park Avenue, 25th Floor New York, NY 10022	2,719,548	(13)	9.99	%(13)
Joseph Edelman Perceptive Advisors LLC Perceptive Life Sciences Master Fund Ltd. 499 Park Avenue, 25th Floor New York, NY 10022(13)	2,914,548	(14)	10.7	%(14)
Manish Singh	2,671,000	(5)	9.8%
Jay Venkatesan	5,634,011	(6)	20.6%
Michael Handelman	75,000	(7)	0.3%
Merrill A. McPeak	481,432	(8)	1.8%
Sanford J. Hillsberg	299,000	(9)	1.1%
James G. Bender	100,000	(10)	*
Laszlo Radvanyi	180,000	(10)	*
Elma Hawkins	200,000	(10)	*
All directors and executive officers as a group (8 persons)	9,640,443	(11)	35.0%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the persons shown is c/o Lion Biotechnologies, Inc., 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

(3)
Based on a Schedule 13G filed with the SEC on June 3, 2013 by Ayer Capital Management, LP, ACM Capital Partners, LLC, Jay Venkatesan, Ayer Capital Partners Master Fund, L.P. and Ayer Capital Partners, LLC.  Jay Venkatesan is the Managing Member of ACM Capital Partners, LLC and Ayer Capital Partners Master Fund, L.P.

(4)
Based on a Schedule 13D/A filed with the SEC on February 20, 2014 and subsequent information these stockholders provided to us, Bristol Investment Fund, Ltd. owns 3,998,732 shares and Bristol Capital Advisors, LLC owns no shares.  Paul Kessler, as manager of the investment advisor to Bristol Investment Fund, Ltd. ("BIF") and the manager of Bristol Capital Advisors, LLC, has power to vote and dispose of the shares owned by these funds.  Mr. Kessler disclaims beneficial ownership of the shares owned by BIF.

(5)	Represents 2,546,000 shares of common stock, and a Warrant to purchase 125,000 shares of common stock.

(6)
Represents the 5,604,011 shares owned by Ayer Capital Management LP described in footnote (3) above, plus options to purchase 30,000 shares of common stock that are exercisable currently or within 60 days of September 11, 2014.  Jay Venkatesan is the Managing Member of ACM Capital Partners, LLC and Ayer Capital Partners Master Fund, L.P.

(7)	Consists of 25,000 shares he owns and 50,000 shares of restricted stock that are subject to forfeiture.

(8)
Represents 396,432 shares of common stock, 50,000 shares of common stock issuable upon exercise of Warrants purchased in the Private Placement, and options to purchase 35,000 shares of common stock that are exercisable currently or within 60 days of September 11, 2014.

(9)	Represents 269,000 shares of common stock and options to purchase 30,000 shares of common stock that are exercisable currently or within 60 days of September 11, 2014.

(10)	Represents shares of restricted stock that are currently subject to forfeiture.

(11)	Includes options and warrants to purchase 270,000 shares of common stock that are exercisable currently or within 60 days of September 11, 2014.

(12)
Based on a Schedule 13G filed with the SEC on June 10, 2014 by FMR LLC.  Edward C. Johnson 3rd is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman and the President of FMR LLC.  Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(13)
Does not include the (i) 97,000 shares of common stock issuable upon the conversion of 194 shares of Series A Preferred or (ii) 2,805,000 shares of common stock issuable upon the exercise of the Warrants that Perceptive Life Sciences Master Fund Ltd. purchased in the Private Placement.  Under the terms of the Series A Preferred and the Warrants, Perceptive Life Sciences Master Fund Ltd. is prohibited from exercising its Warrants for 2,805,000 shares of common stock if such exercise would result in it owning beneficially more than 4.99% of the outstanding shares of our common stock as determined under Section 13(d) of the Securities Exchange Act of 1934 (as it is permitted to do, Perceptive Life Sciences Master Fund Ltd. has opted to increase the foregoing beneficial ownership limitation to 9.99%).

(14)
Perceptive Advisors LLC is the advisor of Perceptive Life Sciences Master Fund Ltd. and Titan-Perc Ltd., and Mr. Edelman is the managing member of Perceptive Advisors LLC.  Titan-Perc Ltd. beneficially owns 195,000 shares of common stock and a Warrant to purchase 195,000 additional shares of common stock.  Mr. Edelman and Perceptive Advisors LLC are deemed to beneficially own the shares of Perceptive Life Sciences Master Fund Ltd. and Titan-Perc Ltd.  Does not include the (i) 97,000 shares of common stock issuable upon the conversion of 194 shares of Series A Preferred or  2,805,000 shares of common stock issuable upon the exercise of the Warrants that Perceptive Life Sciences Master Fund Ltd. owns, or (ii) the 195,000 shares issuable upon the exercise of the Warrant that Titan-Perc Ltd. owns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Weinberg & Company, P.A. (“Weinberg”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2014. During our fiscal year ended December 31, 2013, Weinberg served as our independent registered public accounting firm.

Notwithstanding the appointment of Weinberg and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of Lion Biotechnologies, Inc. and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Weinberg as our independent registered public accounting firm for our fiscal year ending December 31, 2014. Our audit committee is submitting the appointment of Weinberg to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.

If our stockholders do not ratify the appointment of Weinberg, our Board of Directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our company by Weinberg for our fiscal years ended December 31, 2012 and 2013.

	2012	2013
Audit Fees	$130,297	$128,175
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–
Total Fees	$130,297	$128,175

Audit Fees consist of fees billed for the annual audit of our financial statements and other audit services including the provision of consents and the review of documents filed with the SEC.

Our Audit Committee or our Board of Directors considered whether the provision of the services described above for the fiscal years ended December 31, 2012 and 2013, is compatible with maintaining the auditor’s independence.

All audit and non-audit services that may be provided by our principal accountant to us require pre-approval by the Audit Committee of the Board of Directors.  Further, our auditor shall not provide those services to us specifically prohibited by the SEC, including bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinion, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment adviser, or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Auditor Independence

In our fiscal year ended December 31, 2013, there were no other professional services provided by Weinberg, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Weinberg.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WEINBERG & COMPANY, P.A.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”).  Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believes that during the fiscal year ended December 31, 2013, the following Forms 4 were filed later than is required under Section 16(a) of the Securities Exchange Act of 1934:

•	Mr. Voyticky filed a Form 4 on May 30, 2013 for the conversion of a convertible note and acquisition of shares of the Company’s common stock occurring on May 22, 2013.

•	Bristol Capital Partners filed a Form 4 on June 4, 2013 for the acquisition of shares of the Company’s common stock occurring on May 22,2013.

•	Mr. Hillsberg filed a Form 4 on January 16, 2014 with respect to earn-out shares issued to him on December 30, 2013.

•	Dr. Singh filed a Form 4 on January 22, 2014 with respect to earn-out shares issued to him on December 30, 2013.

•	Mr. Hillsberg filed a Form 4 on March 5, 2014 with respect to options granted by the Company on November 18, 2013.

•	Dr. Venkatesan filed a Form 4 on March 5, 2014 with respect to options granted by the Company on November 18, 2013.

•	General McPeak filed a Form 4 on March 5, 2014 with respect to options granted by the Company on November 18, 2013.

Fiscal Year 2013 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2013 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at http:www.lbio.com, and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to the Corporate Secretary, at Lion Biotechnologies, Inc., 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367.

*        *        *

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS Woodland Hills, California September 23, 2014

APPENDIX A

LION BIOTECHNOLOGIES, INC.

2014 EQUITY INCENTIVE PLAN

1.	PURPOSES OF THE PLAN

The purposes of the 2014 Equity Incentive Plan (the “Plan”) of Lion Biotechnologies, Inc., a Nevada corporation (the “Company”), are to:

1.1           Encourage selected employees, directors, consultants and advisers to improve operations and increase the profitability of the Company;

1.2           Encourage selected employees, directors, consultants and advisers to accept or continue employment or association with the Company or its Affiliates; and

1.3           Increase the interest of selected employees, directors, consultants and advisers in the Company’s welfare through participation in the growth in value of the common stock of the Company (the “Common Stock”).  All references herein to stock or shares, unless otherwise specified, shall mean the Common Stock.

2.	TYPES OF AWARDS; ELIGIBLE PERSONS

2.1           The Administrator (as defined below) may, from time to time, take the following action, separately or in combination, under the Plan: (a) grant “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”); (b) grant “non-qualified options” (“NQOs,” and together with ISOs, “Options”); (c) issue or sell shares of Common Stock (“Restricted Stock”) and (d) grant stock appreciation rights (any such right would permit the holder to receive the excess of the fair market value of Common Stock on the exercise date over its fair market value (or a greater base value) on the grant date (“SARs”)), either in tandem with Options or as separate and independent grants.  Any such awards may be made to employees, including employees who are officers or directors, and to individuals described in Section 1 of the Plan who the Administrator believes have made or will make a contribution to the Company or any Affiliate (as defined below); provided, however, that only a person who is an employee of the Company or any Affiliate at the date of the grant of an Option is eligible to receive ISOs under the Plan.

2.2           For purposes of the Plan: (a) the term “Affiliate” means a subsidiary corporation as defined in the applicable provisions (currently Section 424(f), respectively) of the Code; (b) the term “employee” includes an officer or director who is an employee of the Company; (c) the term “consultant” includes persons employed by, or otherwise affiliated with, a consultant; and (d) the term “adviser” includes persons employed by, or otherwise affiliated with, an adviser.

2.3           Except as otherwise expressly set forth in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, hypothecation, or charge, and any such attempted action shall be void.  No right or benefit under the Plan shall in any manner be liable for or subject to debts, contracts, liabilities, or torts of any optionee or any other person except as otherwise may be expressly required by applicable law.

3.	STOCK SUBJECT TO THE PLAN; MAXIMUM NUMBER OF GRANTS

3.1           Subject to the provisions of Section 3.2, the total number of shares of Common Stock that may be issued as Restricted Stock or on the exercise of Options or SARs under the Plan shall not exceed 2,350,000 shares.  The shares subject to an Option or SAR granted under the Plan that expire, terminate or are cancelled unexercised shall become available again for grants under the Plan.  If shares of Restricted Stock awarded under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.  Where the exercise price of an Option is paid by means of the optionee’s surrender of previously owned shares of Common Stock or the Company’s withholding of shares otherwise issuable upon exercise of the Option as may be permitted in the Plan, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under the Plan.  No eligible person shall be granted Options or other awards during any twelve-month period covering more than 500,000 shares.

3.2           If the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then the number and class of shares of stock subject to the Plan that may be issued under the Plan shall be proportionately adjusted (provided that any fractional share resulting from such adjustment shall be disregarded).

4.	ADMINISTRATION

4.1           The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which the Board has delegated administration of the Plan (or of part thereof) (in either case, the “Administrator”).  The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws.  At the Board’s discretion, the Committee may be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “outside directors” within the meaning of Section 162(m) of the Code.  The Administrator may delegate non-discretionary administrative duties to such employees of the Company as the Administrator deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

4.2           Subject to the other provisions of the Plan, the Administrator shall have the authority, in its discretion: (a) to grant Options and SARs and grant or sell Restricted Stock; (b) to determine the fair market value of the shares of Common Stock subject to Options or other awards; (c) to determine the exercise price of Options granted, which shall be no less than the fair market value of the Common Stock on the date of grant, the economic terms of SARs granted, which shall provide for a benefit of the appreciation on Common Stock over not less than the value of the Common Stock on the date of grant, or the offering price of Restricted Stock; (d) to determine the persons to whom, and the time or times at which, Options or SARs shall be granted or Restricted Stock granted or sold, and the number of shares subject to each Option or SAR or the number of shares of Restricted Stock granted or sold; (e) to construe and interpret the terms and provisions of the Plan, of any applicable agreement and all Options and SARs granted under the Plan, and of any Restricted Stock award under the Plan; (f) to prescribe, amend, and rescind rules and regulations relating to the Plan; (g) to determine the terms and provisions of each Option and SAR granted and award of Restricted Stock (which need not be identical), including but not limited to, the time or times at which Options and SARs shall be exercisable or the time at which the restrictions on Restricted Stock shall lapse; (h) with the consent of the Grantee, to rescind any award or exercise of an Option or SAR; (ix) to modify or amend the terms of any Option, SAR or Restricted Stock (with the consent of the Grantee or holder of the Restricted Stock if the modification or amendment is adverse to the Grantee or holder); (i) to accelerate or defer (with the consent of the Grantee) the exercise date of any Option or SAR or the date on which the restrictions on Restricted Stock lapse; (j) to issue shares of Restricted Stock to an optionee in connection with the accelerated exercise of an Option by such optionee; (k) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option, SAR or award of Restricted Stock; (l) to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; and (m) to make all other determinations deemed necessary or advisable for the administration of the Plan, any applicable agreement, Option, SAR or award of Restricted Stock.  Notwithstanding the foregoing, without stockholder approval, the Administrator may not take any action that would be deemed to be a repricing under generally accepted accounting principles, including reducing the exercise price of any outstanding Option and/or cancelling and re-granting any outstanding Option to reduce the exercise price of the Option.

4.3           All questions of interpretation, implementation, and application of the Plan or any agreement or Option, SAR or award of Restricted Stock shall be determined by the Administrator, which determination shall be final and binding on all persons.

5.	GRANTING OF OPTIONS AND SARS; AGREEMENTS

5.1           No Options or SARs shall be granted under the Plan after 10 years from the date of adoption of the Plan by the Board.

5.2           Each Option and SAR shall be evidenced by a written agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such grant is made (“Grantee,” which term shall include the permitted successors and assigns of the Grantee with respect to the Option or SAR).  In the event of a conflict between the terms or conditions of an agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall govern.

5.3           Each Option agreement shall specify whether the Option it evidences is an NQO or an ISO, provided, however, all Options granted under the Plan to non-employee directors, consultants and advisers of the Company are intended to be NQOs.

5.4           Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options or SARs under the Plan to persons who are expected to become employees, directors, consultants or advisers of the Company, but are not employees, directors, consultants or advisers at the date of approval.

5.5           For purposes of the Plan, the term “employment” shall be deemed to include service as an employee, director, consultant or adviser.

6.	TERMS AND CONDITIONS OF OPTIONS AND SARS

Each Option and SAR granted under the Plan shall be subject to the terms and conditions set forth in Section 6.1.  NQOs and SARs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3.  ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.  SARs shall be subject to the terms and conditions of Section 6.4.

6.1           Terms and Conditions to Which All Options and SARs Are Subject.  All Options and SARs granted under the Plan shall be subject to the following terms and conditions:

6.1.1           Changes in Capital Structure.  Subject to Section 6.1.2, if the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then the number and class of shares of stock subject to each Option and SAR outstanding under the Plan, and the exercise price of each outstanding Option and the base value of SAR, shall be automatically and proportionately adjusted; provided, that the Company shall not be required to issue fractional shares as a result of any such adjustments.  Such adjustment, however, in any outstanding Option or SAR shall be made without change in the total price applicable to the unexercised portion of the Option or SAR but with a corresponding adjustment in the price for each share covered by the unexercised portion of the Option or SAR.  Any determination by the Administrator in connection with these adjustments shall be final, binding, and conclusive.  If an adjustment under this Section 6.1.1 would result in a fractional share interest under an option or any installment, the Administrator’s decision as to inclusion or exclusion of that fractional share interest shall be final, but no fractional shares of stock shall be issued under the Plan on account of any such adjustment.

6.1.2           Corporate Transactions.  Except as otherwise provided in the applicable agreement, in the event of a Corporate Transaction (as defined below), all Options and SARs shall terminate upon consummation of the Corporate Transaction unless the Administrator determines that they shall survive.  If the Administrator determines that outstanding Options and SARs shall survive, and if the Company shall not be the surviving entity in the Corporate Transaction, the Administrator shall provide that the outstanding Options and SARs shall be assumed or an equivalent Option or SAR substituted by an applicable successor entity or any Affiliate of the successor entity.  If outstanding Options and SARs are to terminate upon consummation of the Corporate Transaction, any Options or SARS outstanding immediately prior to the consummation of the Corporate Transaction shall be deemed fully vested and exercisable immediately prior to the consummation of the Corporate Transaction (provided that the Option or SAR has not expired by its terms and that the Grantee takes all steps necessary to exercise the Option or SAR prior to the Corporate Transaction as required by the agreement evidencing the Option or SAR).  The Administrator shall notify each Grantee of an outstanding Option or SAR of a proposed Corporate Transaction at least 30 days prior thereto or as soon as may be practicable, and the exercise of any Option or SAR by a Grantee thereafter shall be contingent upon consummation of the Corporate Transaction unless the Grantee expressly elects otherwise with respect to vested shares.  A “Corporate Transaction” means (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); or (iii) a sale of all or substantially all of the assets of the Company in a single transaction or a series of related transactions.

6.1.3           Time of Option or SAR Exercise.  Subject to Section 6.3.4, an Option or SAR granted under the Plan shall be exercisable (a) immediately as of the effective date of the applicable agreement or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the applicable agreement.  However, in no case may an Option or SAR be exercisable until the Company and the Grantee execute a written agreement in form and substance satisfactory to the Company.

6.1.4           Grant Date.  The date of grant of an Option or SAR under the Plan shall be the date approved or any date thereafter specified by the Administrator in such approval and reflected as the effective date of the applicable agreement.

6.1.5           Non-Transferability of Rights.  Except with the express written approval of the Administrator, which approval the Administrator is authorized to give only with respect to NQOs and SARs, no Option or SAR granted under the Plan shall be assignable or otherwise transferable by the Grantee except by will or by the laws of descent and distribution.  During the life of the Grantee, an Option or SAR shall be exercisable only by the Grantee or permitted transferee.

6.1.6           Payment.  Except as provided below, payment in full, in cash, shall be made for all Common Stock purchased at the time written notice of exercise of an Option is given to the Company and the proceeds of any payment shall be considered general funds of the Company.  The Administrator in its discretion may include in any Option agreement, or separately approve in connection with the exercise of any Option, any one or more of the following additional methods of payment (provided such payment does not violate applicable law or regulations or the rules of any securities exchange on which the Company’s securities may be listed):

(a)           Acceptance of the Grantee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

(b)           Delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

(c)           Through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

(d)           By means of so-called “cashless” or “net” exercises through a securities broker.

6.1.7           Termination of Employment.  Unless otherwise provided in the applicable agreement, if for any reason a Grantee ceases to be employed by at least one of the Company or one of its Affiliates, each Option and SAR held by the Grantee at the date of termination of employment (to the extent then exercisable) may be exercised in whole or in part at any time (but in no event after the Expiration Date and or the termination of the Option or SAR pursuant to Section 6.1.2) within one year of the date of termination in the case of termination by reason of death or disability; at the commencement of business on the date of a termination for “cause” (as defined in the applicable agreement or in any agreement with the Company pertaining to employment); and, in all other cases, within 90 days of the date of termination.  For purposes of this Section 6.1.7, a Grantee’s employment shall not be deemed to terminate by reason of the Grantee’s transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the Grantee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.1.8           Withholding and Employment Taxes.  At the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the Grantee of an Option or SAR shall remit to the Company in cash all applicable federal and state withholding and employment taxes.  Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the Grantee’s (a) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (b) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (c) agreeing to have shares of Common Stock (with a fair market value equal to the required amount), which are acquired upon exercise of the Option or SAR, withheld by the Company.

6.1.9           Other Provisions.  Each Option and SAR granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator, and each ISO granted under the Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.10           Determination of Fair Market Value.  For purposes of the Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

(a)           If the stock of the Company is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

(b)           In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or a similar line of business.

6.1.11           Option and SAR Term.  No Option or SAR shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the applicable agreement (the end of the maximum exercise period stated in the agreement is referred to in the Plan as the “Expiration Date”).

6.2           Terms and Conditions to Which Only NQOs and SARs Are Subject.  Options granted under the Plan which are designated as NQOs and SARs shall be subject to the following terms and conditions:

6.2.1           Exercise Price.  The exercise price of an NQO and the base value of an SAR shall be the amount determined by the Administrator as specified in the option or SAR agreement, but shall not be less than the fair market value of the Common Stock on the date of grant (determined under Section 6.1.10).

6.3           Terms and Conditions to Which Only ISOs Are Subject.  Options granted under the Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1           Exercise Price.  The exercise price of an ISO shall not be less than the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.  The exercise price of an ISO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “10% Stockholder”) shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3.2           Disqualifying Dispositions.  If stock acquired by exercise of an ISO granted pursuant to the Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the issuance of such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3           Grant Date.  If an ISO is granted in anticipation of employment as provided in Section 5.4, the Option shall be deemed granted, without further approval, on the date the Grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of the Plan for Options granted on that date.

6.3.4           Term.  Notwithstanding Section 6.1.11, no ISO granted to any 10% Stockholder shall be exercisable more than five years after the date of grant.

6.4           Terms and Conditions Applicable Solely to SARs.  In addition to the other terms and conditions applicable to SARs in this Section 6, the holder shall be entitled to receive on exercise of an SAR only Common Stock at a fair market value equal to the benefit to be received by the exercise.

6.5           Manner of Exercise.  A Grantee wishing to exercise an Option or SAR shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and/or withholding taxes as provided in Sections 6.1.6 and 6.1.8.  The date the Company receives written notice of an exercise hereunder accompanied by the applicable payment will be considered as the date such Option or SAR was exercised.  Promptly after receipt of written notice of exercise and the applicable payments called for by this Section 6.5, the Company shall, without stock issue or transfer taxes to the holder or other person entitled to exercise the Option or SAR, deliver to the holder or such other person a certificate or certificates for the requisite number of shares of Common Stock.  A holder or permitted transferee of an Option or SAR shall not have any privileges as a stockholder with respect to any shares of Common Stock to be issued until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

7.	RESTRICTED STOCK

7.1           Grant or Sale of Restricted Stock.

7.1.2           No grants or sales of Restricted Stock shall be made under the Plan after 10 years from the date of adoption of the Plan by the Board.

7.1.3           The Administrator may issue Restricted Stock under the Plan for such consideration (including past or future services, any benefit to the Company, and, subject to applicable law, recourse promissory notes) and such other terms, conditions and restrictions as determined by the Administrator.  The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Administrator.  If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares may be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient.

7.1.4           All Common Stock issued pursuant to this Section 7.1 shall be subject to an agreement, which shall be executed by the Company and the prospective recipient of the Common Stock prior to the delivery of certificates representing such stock to the recipient.  The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Administrator.  The certificates representing the shares shall bear any legends required by the Administrator.

7.1.5           The Administrator may require any purchaser or grantee of Restricted Stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements.  If the purchaser or grantee fails to pay the amount demanded, the Administrator may withhold that amount from other amounts payable by the Company to the purchaser or grantee, including salary, subject to applicable law.  With the consent of the Administrator in its sole discretion, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation.

7.2           Corporate Transactions.  In the event of a Corporate Transaction, as defined in Section 6.1.2 hereof, the Administrator, in its sole discretion, may remove any restrictions as to any Restricted Stock or it may provide that all outstanding Restricted Stock participate in the Corporate Transaction with an equivalent stock substituted by an applicable successor corporation subject to the restrictions.

8.	EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in the Plan, any Option or SAR granted under the Plan, or any Restricted Stock granted or sold under the Plan, shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate the employment of any Grantee or holder of Restricted Stock or an SAR at any time, nor confer upon any Grantee or holder of Restricted Stock or an SAR any right to continue in the employ of, or consult with, or advise, the Company or any of its Affiliates.

9.	CONDITIONS UPON ISSUANCE OF SHARES

Notwithstanding the provisions of any Option, SAR or offer of Restricted Stock, the Company shall have no obligation to issue shares under the Plan unless such issuance shall be either registered or qualified under applicable securities laws, including, without limitation, the Securities Act, or exempt from such registration or qualification.  The Company shall have no obligation to register or qualify such issuance under the Securities Act or other securities laws.

10.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

11.	MARKET STAND-OFF

Each Grantee and recipient of Restricted Stock, if so requested by the Company in connection with any firmly underwritten public offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options or SARs, or such Restricted Stock or receipt of Restricted Stock during a period of up to 180 days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction is applicable to all directors and officers of the Company.

12.	AMENDMENTS TO PLAN

The Board may at any time amend the Plan.  Without the consent of a Grantee or holder of Restricted Stock, no amendment may adversely affect such person’s outstanding Option(s), SAR(s) or the terms applicable to Restricted Stock except to conform the Plan and ISOs granted under the Plan to the requirements of federal or other tax laws relating to ISOs.  No amendment to the Plan shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes; (b) the Board otherwise concludes that stockholder approval is advisable; or (c) such approval is required under the rules of any securities exchange on which securities of the Company are registered.

13.	EFFECTIVE DATE OF PLAN; DISCONTINUANCE OR TERMINATION OF PLAN

The Plan became effective on September 19, 2014, the date of adoption by the Board; provided, however, that no shares of Common Stock shall be issued, and no Option or SAR shall be exercisable, unless and until the Plan is approved by the holders of a majority of the stockholders of the Company entitled to vote within 12 months after adoption by the Board.  If any Options or SARs are so granted and stockholder approval shall not have been obtained within 12 months of the date of adoption of the Plan by the Board, such Options and SARs shall terminate retroactively as of the date they were granted.  The Board may at any time adopt a resolution stating the no more awards will be granted under the Plan.  The Plan shall terminate upon the first date at which there shall not be any outstanding Options or SARS or any outstanding Restricted Stock subject to vesting and/or repurchase conditions following the first to occur of: (a) ten years from the effective date or (b) the date the Board adopts a resolution discontinuing the grant of awards under the Plan.

LION BIOTECHNOLOGIES, INC. 21900 BURBANK BOULEVARD, THIRD FLOOR WOODLAND HILLS, CALIFORNIA 91367
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	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the numbers(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:	☐	☐	☐

1.           Election of Directors

Nominees

01           Manish Singh;                                02 Merrill A. McPeak;                                           03 Sanford J. Hillsberg;                                           04 Jay Venkatesan

The Board of Directors recommends that you vote FOR the following proposal:

2.	To approve the adoption of the Lion Biotechnologies, Inc. 2014 Equity Incentive Plan.

For	Against	Abstain
☐	☐	☐

The Board of Directors recommends that you vote FOR the following proposal:

3.	Approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

For	Against	Abstain
☐	☐	☐

The Board of Directors recommends that you vote THREE YEARS in the following proposal:

4.	Approve, on a non-binding advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstain
☐	☐	☐	☐

The Board of Directors recommends that you vote FOR the following proposal:

5.	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the year ending December 31, 2014.

For	Against	Abstain
☐	☐	☐

NOTE:  To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

LION BIOTECHNOLOGIES, INC.
Annual Meeting of Stockholders
November 3, 2014 at 9:00 a.m. PST
This proxy is solicited by the Board of Directors.

The undersigned stockholder(s) of Lion Biotechnologies, Inc. hereby appoint(s) Manish Singh and Michael Handelman, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of LION BIOTECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. PST on November 3, 2014, at the Company’s executive offices located at 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367 and any adjournment or postponement of the annual meeting.

Such proxies are authorized to vote in their discretion (i) “FOR” the election of any person to the Board of Directors if the nominees named herein becomes unable to serve or for good cause will not serve; (ii) “FOR” the adoption of the Lion Biotechnologies, Inc. 2014 Equity Incentive Plan; (iii) “FOR” approval of the compensation of the Company’s named executive officers as disclosed in the proxy statement;(iv) “FOR” approval of the three-year frequency of stockholder advisory votes on the compensation of the Company’s named executive officers; (v) “FOR” ratification of the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for fiscal year 2014; and (vi) on such other business, if any, as may properly be brought before the meeting or any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on the reverse side